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                                                                   Exhibit 23.23

January 29, 2002
San Mateo

Companhia Vale do Rio Doce
Avenida Graca Aranha, 26
20005-900 Rio de Janiero, RJ
Brasil

Gentlemen,

Mineral Resources Development, Inc. (MRDI) hereby consents to being named in this Form F-3 filed by Companhia Vale do Rio Doce, in reference to MRDI's review of CVRD reserves as of December 31, 2000.

Very truly yours,


/s/ Larry B. Smith
Larry B. Smith
Vice President, Exploration & Geology